UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

DDS TECHNOLOGIES USA, INC.

(Exact Name of registrant as specified in its charter)

Nevada	1-15547	13-4253546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510 Boca Raton, Florida	33432
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

DDS Technologies USA, Inc. (“DDS”), Sulfur Solutions, Inc. (“SSI”) and Knoll Ventures, Inc. (“Knoll”), have terminated the Exclusive License Agreement (the “Sulfur Agreement”), dated February 18, 2005, by and among DDS, SSI and Knoll, relating to sulfur and sulfur derivative materials, and the Exclusive License Agreement (the “Mine Tailings Agreement”), dated June 30, 2005, by and among DDS and Knoll, relating to metals and other materials from mining, mine waste and or tailings.

The DDS machine shipped in October 2005 to Sulfur Solutions and Knoll Ventures in Calgary, Canada, has been returned to the DDS Research and Development Center in Norcross, Georgia, where it will be deployed for ongoing DDS technology development work. Sulfur Solutions and Knoll Ventures have elected not to proceed with test work on sulfur purification or mine tailings, after exploring some opportunities with organic materials, due to other business priorities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: June 26, 2006	By:	/s/ Spencer L. Sterling
Spencer L. Sterling
Chairman, President & Chief Executive Officer